Exhibit 14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Fidelity Income Fund Statement of Additional Information constituting the part of this Pre-Effective Amendment No. 2 to the Registration Statement on Form N-14 of Fidelity Income Fund of our report dated September 17, 2007 relating to the financial statements and financial highlights of Fidelity Advisor Government Income Fund, a fund of Fidelity Income Fund, included in the July 31, 2007 Annual Report to Shareholders, and to the incorporation by reference in the Fidelity Fixed-Income Trust Statement of Additional Information of our report dated November 2, 2007 relating to the financial statements and financial highlights of Fidelity Advisor Investment Grade Bond Fund, a fund of Fidelity Fixed-Income Trust, included in the August 31, 2007 Annual Report to Shareholders. We also consent to the references to us under the headings “Financial Highlights of the Acquiring Funds” and “Experts” in the Combined Proxy Statement and Prospectus, which is a part of such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

August 8, 2008